UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest event reported):	May 10, 2016

              OSHKOSH CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)

           (920) 235-9151
(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)            On May 10, 2016, the Board of Directors of Oshkosh Corporation (the “Company”) increased the size of the Board from 12 to 13 members and elected Kimberley Metcalf-Kupres as a director to fill the vacancy resulting from that increase.  The initial term as director for Ms. Metcalf-Kupres will expire at the Company’s 2017 annual meeting of shareholders. The Board has determined that Ms. Metcalf-Kupres is independent under the listing standards of the New York Stock Exchange and the Company’s criteria for determining director independence. As of the time of the election of Ms. Metcalf-Kupres, the Board includes 12 independent directors.  At the time of her election, the Board appointed Ms. Metcalf-Kupres to the Board’s Human Resources Committee, which is the only committee of the Board to which she has been appointed to date.

On May 10, 2016, in connection with her election to the Board, the Company awarded Ms. Metcalf-Kupres 2,100 shares of the Company’s common stock, which represents a prorated amount of the value of the Company’s latest annual stock award to non-employee directors.  The stock award was made under the Oshkosh Corporation 2009 Incentive Stock and Awards Plan, as amended and restated.  In addition, Ms. Metcalf-Kupres became entitled to receive the annual retainer paid to non-employee directors of the Company.

Ms. Metcalf-Kupres currently serves as Vice President and Chief Marketing Officer of Johnson Controls, Inc., a global multi-industrial leader serving customers in over 150 countries, a position she has held since May 2013.  From 2007 to May 2013, she served as Vice President, Strategy, Marketing and Sales of Johnson Controls, Inc.’s Power Solutions business. She has held numerous leadership roles of increasing responsibilities since joining Johnson Controls, Inc. in 1994.

There are no arrangements between Ms. Metcalf-Kupres and any other person pursuant to which Ms. Metcalf-Kupres was elected to serve as a director, nor are there any transactions in which the Company is a participant in which Ms. Metcalf-Kupres has a material interest requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            OSHKOSH CORPORATION

Date:  May 13, 2016                                                                                                       By:    /s/ Ignacio A. Cortina
         Ignacio A. Cortina
         Senior Vice President, General Counsel
               and Secretary